UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): January 29, 2010
CARBO Ceramics Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

001-15903	72-1100013

(Commission File Number)	(IRS Employer Identification No.)

575 North Dairy Ashford, Suite 300
Houston, Texas	77079

(Address of principal executive offices)	(Zip Code)
(281) 921-6400

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On January 29, 2010, CARBO Ceramics Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, issuing lender and swing line lender, and the lenders named therein. The Credit Agreement provides for a three year, $10 million senior unsecured credit facility. The credit facility is guaranteed by each U.S. subsidiary of the Company that, individually or collectively, either (i) has a book value of total assets equal to or greater than 10% of the Company’s consolidated book value of total assets or (ii) has operating income equal to or greater than 10% of the Company’s consolidated operating income for the last four completed fiscal quarters. None of the Company’s current U.S. subsidiaries exceed this threshold. The Company intends to use the proceeds from the credit facility for working capital and general corporate purposes. The credit facility includes a swing line sub-limit of $3 million and a letter of credit sub-limit of $3 million. The credit facility matures on January 29, 2013.
     Borrowings under the Credit Agreement will bear interest based on a base rate or one, three or six month LIBOR, at the option of the Company. Base rate advances will bear interest at a per annum rate equal to (i) the greatest of (a) the per annum rate of interest established by the administrative agent as its prime rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 1.50% and (c) a rate determined by the administrative agent to be daily one-month LIBOR plus 1.50%, plus (ii) the Applicable Margin (defined below) for base rate advances. All accrued but unpaid interest on base rate advances will be payable quarterly in arrears. LIBOR advances will bear interest at a rate of (x) (a) LIBOR divided by (b) 1.00 minus the applicable LIBOR reserve percentage set by the Federal Reserve Board, plus (y) the Applicable Margin for LIBOR advances. All accrued but unpaid interest on LIBOR advances will be payable in arrears on the last day of the applicable interest period, provided that LIBOR advances with six month interest periods will also be payable at three months in the interest period.
     The applicable margin (the “Applicable Margin”) for LIBOR advances and base rate advances under the Credit Agreement is determined in accordance with the following table based on the Company’s Leverage Ratio (defined below), as follows:

Leverage Ratio	LIBOR Advances	Base Rate Advances
Less than 1.50x	2.50%	1.50%
Equal to or greater than 1.50x but less than 2.00x	2.75%	1.75%
Equal to or greater than 2.00x	3.00%	2.00%
     The Company is required to pay a commitment fee of 0.5% to each lender on the average daily amount by which such lender’s commitment amount exceeds the sum of such lender’s outstanding revolving advances plus such lender’s pro rata share of its letter of credit exposure. In addition, the Company is required to pay a per annum letter of credit fee for each letter of credit issued for the period of time it is outstanding equal to the greater of (i) the Applicable Margin for LIBOR advances and (ii) $600 per letter of credit. Such commitment fee and letter of credit fee are payable quarterly in arrears. A one-time fee for each letter of credit equal to the greater of (x) 0.25% per annum of the face amount of such letter of credit and (y) $600 will be payable by the Company upon issuance of each letter of credit. An additional letter of credit fee and fronting fee for each commercial letter of credit issued will also be payable by the Company in an amount agreed to between the Company and the issuing lender.
     Pursuant to the Credit Agreement, the Company is required to maintain, as of the end of each fiscal quarter, a (i) leverage ratio (the “Leverage Ratio”) of consolidated debt as of the last day of such fiscal quarter to EBITDA (as defined in the Credit Agreement) for the four fiscal quarter period then ended, of no more than 2.50 to 1.00 and (ii) a fixed charge coverage ratio of (x) EBITDA for the four fiscal quarter period then ended, less cash taxes and maintenance capital expenditures, to (y) the sum of interest expense, dividends and current portion of long-term debt for the four fiscal quarter period then ended, of at least 1.50 to 1.00. In addition, the Company is required to maintain a tangible net worth (as defined in the Credit Agreement) as of the end of each fiscal quarter of at least (i) $370 million plus (ii) if greater than $0, an amount equal to 50% of the Company’s consolidated net income for each fiscal quarter ending on or after March 31, 2010 plus (iii) an amount equal to 100% of any proceeds received by the Company from the sale of any equity securities of the Company, any guarantor or any subsidiary of the Company.
     The Credit Agreement includes other customary covenants and events of default, including negative covenants which provide certain limitations on the Company’s ability to incur liens or additional indebtedness, enter into investments or hedge agreements, engage in acquisitions, certain corporate actions, sale of assets or affiliate transactions or make restricted payments (including dividends).
     When an event of default is continuing under the Credit Agreement, base rate advances and LIBOR advances will bear interest at an additional rate of 2.00% per annum. In the case of an event of default upon bankruptcy or insolvency, all amounts payable under the Credit Agreement become immediately due and payable. In the case of any other event of default, all amounts due under the Credit Agreement may be accelerated by the lenders or the administrative agent.
     The foregoing description of the Credit Agreement is qualified in its entirety by reference to the text of the document, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders
     The information set forth in Item 1.01 of this report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Credit Agreement, dated as of January 29, 2010, among CARBO Ceramics Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent, issuing lender and swing line lender, and the lenders named therein. (Does not include the schedules and exhibits to this document. These schedules and exhibits will be provided to the Securities and Exchange Commission upon request.)
* * * * *

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBO CERAMICS INC.

Date: February 4, 2010
	By:	/s/ Ernesto Bautista III

		Name:	Ernesto Bautista III

		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of January 29, 2010, among CARBO Ceramics Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent, issuing lender and swing line lender, and the lenders named therein. (Does not include the schedules and exhibits to this document. These schedules and exhibits will be provided to the Securities and Exchange Commission upon request.)

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